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                                                                  EXHIBIT 23.02


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statements on Form S-3 and related Prospectuses of Corning Incorporated and Corning Finance B.V. (No. 333-44328 and 333-44328-1), and to the incorporation by reference therein of our report dated December 21, 1999, with respect to the consolidated financial statements and schedule of NetOptix Corporation, filed with the Securities and Exchange Commission on October 18, 2000.


                                                   /s/ Ernst & Young LLP
                                                   ---------------------
                                                     ERNST & YOUNG LLP

Providence, Rhode Island
October 12, 2000